UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2019, Scott L. Glenn resigned from the Board of Directors (the “Board”) of Evoke Pharma, Inc. (the “Company”).
Mr. Glenn’s decision to resign from the Board did not result from any disagreement with the Company concerning any matter relating to its operations, policies or practices. In connection with this resignation, pursuant to the Amended and Restated Bylaws of the Company, the Board voted to decrease the size of the Board from seven to six members. In addition, the Board has determined to reassign Todd Brady, M.D., Ph.D. from Class I of the Board to Class II of the Board and, accordingly, Dr. Brady will stand for re-election at the 2021 Annual Meeting of Stockholders. Further, the Board appointed Dr. Brady as a member of the Audit Committee to replace Mr. Glenn as an Audit Committee member.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (the “Annual Meeting”) on May 2, 2019. As of the close of business on March 4, 2019, the record date for the Annual Meeting, there were 17,427,533 shares of common stock entitled to vote, of which there were 12,484,814 shares present at the Annual Meeting in person or by proxy. At the Annual Meeting, stockholders voted on four matters: (i) the election of two Class III Directors for a term of three years expiring at the 2022 Annual Meeting of Stockholders, (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, (iii) the approval of, on an advisory basis, the compensation of the Company’s named executive officers; and (iv) the recommendation of a non-binding advisory resolution on the frequency of stockholder votes on executive compensation. The voting results were as follows:

•	Election of two Class III Directors for a term of three years expiring at the 2022 Annual Meeting of Stockholders

Malcolm R. Hill	For	3,935,601	Withheld	905,352
Ann D. Rhoads	For	4,764,521	Withheld	76,432

There were 7,643,861 broker non-votes related to each of the two director nominees for election.

The two nominees for Class III Director were elected.

•	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019

Shares Voted	For	12,065,918	Against	403,688	Abstain	15,208

There were no broker non-votes related to the appointment of BDO USA, LLP.

The appointment of BDO USA, LLP was ratified.

•	The approval of, on an advisory basis, the compensation of the Company’s named executive officers

Shares Voted	For	4,362,372	Against	456,340	Abstain	22,241

There were 7,643,861 broker non-votes related to the compensation of our named executive officers.

The foregoing proposal was approved.

•	Ratification of the proposal to approve, on an advisory basis, a non-binding resolution as to the frequency of votes on executive compensation

Shares Voted	1 Year 3,249,462	2 Years 317,690	3 Years 1,219,330	Abstain 54,471

There were 7,643,861 broker non-votes related to the non-binding resolution as to the frequency of votes on executive compensation.

The option to hold executive compensation votes every year was approved on an advisory basis, and the Board determined to hold future advisory votes on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: May 3, 2019	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary